Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned officers and directors of SunPower Corporation do hereby constitute and appoint Thomas H. Werner, Manavendra S. Sial, and Kenneth Mahaffey, and any one of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable SunPower Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with its annual report on Form 10-K for the fiscal year ended January 3, 2021 (the “Report”). Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Signature	Title	Date

/S/ THOMAS H. WERNER	Chief Executive Officer and Director	February 19, 2021
Thomas H. Werner	(Principal Executive Officer)

/S/ MANAVEDRA S. SIAL	Executive Vice President and Chief Financial Officer	February 19, 2021
Manavendra S. Sial	(Principal Financial Officer)

/S/ VICHHEKA HEANG	Corporate Controller and Principal Accounting Officer	February 19, 2021
Vichheka Heang	(Principal Accounting Officer)

/S/ FRANCOIS BADOUAL	Director	February 19, 2021
Francois Badoual

/S/ CATHERINE A. LESJAK	Director	February 19, 2021
Catherine A. Lesjak

/S/ THOMAS R. MCDANIEL	Director	February 19, 2021
Thomas R. McDaniel

/S/ DENIS TOULOUSE	Director	February 19, 2021
Denis Toulouse

/S/ JULIEN POUGET	Director	February 19, 2021
Julien Pouget

/S/ LAURENT WOLFFSHEIM	Director	February 19, 2021
Laurent Wolffsheim

/S/ FRANCK TROCHET	Director	February 19, 2021
Franck Trochet

/S/ PATRICK WOOD III	Director	February 19, 2021
Patrick Wood III